                          NORTHERN STAR FINANCIAL, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made effective as of this day of August, 1998, by and between NORTHERN STAR FINANCIAL, INC., a Minnesota corporation (the "Company"), and ------------ ("Optionee").


                              W I T N E S S E T H:

         WHEREAS, Optionee is one of the five organizers (the "Organizers") of the Company and its wholly-owned subsidiary Northern Star Bank (the "Bank"); and

         WHEREAS, the Optionee has subscribed to purchase shares of the Company's Common Stock, at $10.00 per share pursuant to the Company's private offering to the Organizers (the "Private Offering"). The Company conducted the Private Offering in order to comply with the state of Minnesota, Department of Commerce application requirements for a Minnesota State Charter. As a result of the Optionee's participation in the Private Offering, instead of the Company's proposed public offering, the Optionee will receive "restricted securities" subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended;

         WHEREAS, in order to organize the Company and the Bank, the Organizers agreed to pay the Company's and the Bank's organizational expenses pro rata in proportion to each Organizers' respective proposed ownership;

         WHEREAS, in consideration of the Optionee's participation in the Private Offering, rather than the Company's proposed public offering, and for taking the risks associated with financing Company's and Bank's organizational expenses, the Company wishes to grant a nonqualified stock option to Optionee to purchase shares of the Company's Common Stock, which option is granted outside of any of the Company's current stock option plans; and

         WHEREAS, the Board has authorized the grant of a nonqualified stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $10.00 per share.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of (____) shares of Common Stock at a per share price of $10.00 (the "Option Exercise Price") on the terms and conditions set forth herein, subject to the antidilution provisions of this Option. This Option is not intended to be an incentive stock option

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within the meaning of Section 422, or any successor provision, of the Code, and the regulations thereunder Option.

The shares which may be acquired upon exercise of this Option are referred to herein as the "Option Shares." As used herein, the term "Common Stock" means and includes the Company's presently authorized common stock, $.01 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company; and the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock. .

        2.    DURATION AND EXERCISABILITY.

              a. TERM AND VESTING SCHEDULE. The term during which this Option may be exercised shall terminate on August 10, 2008. This Option shall vest and become immediately exercisable, as of the effective date of this Agreement.

Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

        3.    MANNER OF EXERCISE.

              a. GENERAL. The Option may be exercised by Optionee (or other proper party) by delivering prior to the expiration of this option the attached form ("Exercise Notice") to the Company at its principal office. The Exercise Notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times prior to the expiration of this option as provided herein.

              b. FORM OF PAYMENT. Payment of the Option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value (as defined in Paragraph 5(c) below) on the date of exercise of the Option. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by Optionee at the time of exercise.

              c. ADDITIONAL RIGHT TO CONVERT OPTION.



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         (i) The Optionee shall have the right to require the Company to convert this Option (the "Conversion Right") at any time, but prior to its expiration, into shares of Company Common Stock as provided for in this Section 3(c). Upon exercise of the Conversion Right, the Company shall deliver to the Optionee (without payment by the Optionee of any Option Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (x) the value of the Option at the time the Conversion Right is exercised
(determined by subtracting the aggregate Option Exercise Price for the Option Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Option Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Company Common Stock immediately prior to the exercise of the Conversion Right.

         (ii) The Conversion Right may be exercised by the Optionee, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Optionee will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

         (iii) At any closing under Section 3(c) hereof, (i) the Optionee will surrender the Option and (ii) the Company will deliver to the Optionee a certificate or certificates for the number of shares of Company Common stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Optionee a new warrant representing the number of shares, if any, with respect to which the option shall not have been exercised.

         (iv) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                   (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date, and

                   (ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

              d. STOCK TRANSFER RECORDS. As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.


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         4. ANTIDILUTION ADJUSTMENTS. The provisions of this Option are subject to adjustment as provided in this Section 5.

         (a) The Option Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

              (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

              (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

              (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Option Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Option Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Option Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Option thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Option Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Option thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Option Exercise Price of such other shares so receivable upon exercise of any Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (b) Upon each adjustment of the Option Exercise Price pursuant to
Section 4(a) above, the Holder of each Option shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Option Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Option (as adjusted as a result of all adjustments in the Option Exercise Price in effect prior to such adjustment) by the Option Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Option Exercise Price.


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

         (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holder of each Option then outstanding shall have the right thereafter to convert such Option into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Option been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Option, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Option. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (d) Upon any adjustment of the Option Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Option Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


         5.   MISCELLANEOUS.

              a. RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Paragraph 4 above.

              b. SECURITIES LAW COMPLIANCE; TRANSFERABILITY. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable state and federal securities laws.



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              c. FAIR MARKET VALUE. "Fair Market Value" shall mean (i) if the
Company's Common Stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on a certain date or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on such date, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such stock.

              d. WITHHOLDING TAXES. In order to permit the Company to receive a tax deduction in connection with the exercise of this Option, the Optionee agrees that as a condition to any exercise of this Option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company or make arrangements satisfactory to the Company regarding payment of, any federal, state local or other taxes required by law to be withheld with respect to the Option's exercise.

              e. NONTRANSFERABILITY. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

              f. LOCKUP PERIOD LIMITATION. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the date of the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

              g. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Option, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Option for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Option Exercise Price represented by such fractional share, plus (b) the proportional part of the Option Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of


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

Securities Dealers, Inc.'s Automated Quotations System (NASDAQ), or if not listed on a national securities exchange or quoted in NASDAQ, the average of the last reported closing bid and asked prices as reported by Metro Data Company, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market.

              h. ACCOUNTING COMPLIANCE. Optionee agrees that, in the event a "change of control transaction" of the Company is treated as a "pooling of interests" under generally accepted accounting principles and Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

              i. STOCK LEGEND. If applicable, the Company may put an appropriate legend on the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors).

              j. SCOPE OF AGREEMENT. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee.

              k. ARBITRATION. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       NORTHERN STAR FINANCIAL, INC.

                                       By:_____________________________________
                                          Thomas Stienessen
                                                                         COMPANY


                                       ________________________________________

                                                                        OPTIONEE


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

                              OPTION EXERCISE FORM
                              --------------------

To:  Northern Star Financial, Inc.

         I hereby exercise stock options granted to purchase shares of Common Stock of Northern Star Financial, Inc. (the "Company") as follows:

       Date of      Options          Exercise           Number of
        Grant       Awarded           Price          Shares Exercised
        -----       -------           -----          ----------------


         As payment for the exercise of the above listed stock options and for the amount of federal, state and local tax which the Company is required by law or believes appropriate to withhold and the cost of any applicable state or federal documentary tax stamps, I am enclosing and elect the following method of payment (check appropriate box):

[ ] Check (cashier's, certified or personal) in the amount of $________________

[ ] Shares of the Company's Common Stock which have been held by me for at least six months and which are valued at fair market value listed below.

Certificate No.    Acquisition Date     Number of Shares     Fair Market Value
---------------    ----------------     ----------------     -----------------



    NOTE: All shares of Common Stock must be properly assigned to Northern Star Financial, Inc.

[ ] Irrevocable instructions, a copy of which is attached hereto and is subject to the Company's approval, to my broker who must be acceptable to you to promptly deliver to the Company an amount sufficient to pay such amounts from either (i) the proceeds of sale through the broker of a sufficient number of shares purchased by me upon exercise of the Option as set forth above or (ii) the loan proceeds from borrowings by me from the broker, and the Company is hereby instructed to issue and deliver the shares purchased by me upon exercise of the option as set forth above directly to and in the name of the broker.

    Unless the third payment option above is selected, in which case the shares will be issued and delivered as described therein, please have _____ certificates issued in blocks of ________ shares per certificate registered as follows:

        Name___________________________________________________________________

        Mailing Address________________________________________________________
                       ________________________________________________________


        Social Security Number_________________________________________________

                                     Very truly yours,

                                     __________________________________________
                                     Signature of Optionee


                                     __________________________________________
                                     Printed Name of Optionee

CASHLESS EXERCISE FORM
(To be executed upon exercise of Option
pursuant to Section 3(c)


         The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Option Certificate for, and to purchase thereunder, ______________ shares of Common Stock, as provided for in
Section 3(c) therein.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                       Name___________________________________
                                           (Please print Name)

                                       Address________________________________

                                       _______________________________________


                                       Tax Identification No. or Social
                                       Security No._______________________


                                       Signature______________________________

         NOTE: The above signature should correspond exactly with the name on the first page of this Option Certificate or with the name of the assignee appearing on a duly executed assignment form.

         And if said number of shares shall not be all the shares purchasable under the within Option Certificate, a new Option Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.





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